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                                                                 EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Chiron Corporation pertaining to the 1989 Stock Option Plan of Viagene, Inc. and the Viagene Inc. Amended and Restated 1993 Incentive Stock Plan of our report dated February 25, 1994, with respect to the 1993 and 1992 consolidated financial statements and schedule of Chiron Corporation included in the Annual Report (Form 10-K) of Chiron Corporation for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                         ERNST & YOUNG LLP

San Francisco, California
October 4, 1995